Exhibit 99.1

Conformis Reports First Quarter 2018 Financial Results

BILLERICA, Mass., May 2, 2018 (GLOBE NEWSWIRE) - Conformis, Inc. (NASDAQ:CFMS), a medical technology company that uses its proprietary iFit Image-to-Implant technology platform to develop, manufacture and sell joint replacement implants that are customized to fit each patient's unique anatomy, announced today financial results for the first quarter ended March 31, 2018.

Q1 Summary

•	Total revenue of $19.7 million, down 4% year-over-year on a reported basis and 6% on a constant currency basis

•	Product revenue of $19.5 million, down 4% year-over-year on a reported basis and 6% on a constant currency basis

1	U.S. product revenue of $16.0 million, consistent year-over-year

2	Rest of World product revenue of $3.5 million, down 22% year-over-year on a reported basis and 30% year-over-year on a constant currency basis

•	Gross margin of 45%, an increase of 1,300 basis points year-over-year

"As reported earlier, our first quarter revenue of $19.7 million was consistent with our revenue guidance. We continue to make progress in the US while facing headwinds in our OUS business due to reimbursement challenges,” said Mark Augusti, President and Chief Executive Officer of Conformis, Inc. “Importantly, our gross margin - which is a key imperative for us - increased to 45% for the quarter, a 1,300 basis point increase over the same quarter last year. This gross margin improvement is a reflection of our operational execution and we believe positions us well for the remainder of 2018.”

	Three months ended March 31,		Increase/(decrease)
($, in thousands)	2018	2017	$ Change	% Change	% Change
				(as reported)	(constant currency)
United States	$16,027	$15,964	$63	—%	—
Rest of world	3,456	4,415	(959)	(22)%	(30)%
Product revenue	19,483	20,379	(896)	(4)%	(6)%
Royalty revenue	173	76	97	128%	128%
Total revenue	$19,656	$20,455	$(799)	(4)%	(6)%

First Quarter 2018 Financial Results

Total revenue for the three-month period ended March 31, 2018 decreased $0.8 million to $19.7 million, or 4% year-over-year on a reported basis and 6% on a constant currency basis. Total revenue in the first quarter of 2018 and 2017 includes royalty revenue of $0.2 million and $0.1 million, respectively, related to patent license agreements.

Product revenue decreased $0.9 million to $19.5 million, or 4% year-over-year on a reported basis and 6% on constant currency basis. U.S. product revenue remained consistent at $16.0 million year-over-year, and Rest of World product revenue decreased $1.0 million to $3.5 million, or 22% year-over-year on a reported basis and 30% on a constant currency basis. Product revenue from sales of iTotal PS increased $0.7 million to $5.9 million or 13% year-over-year on a reported basis and 12% on a constant currency basis. Product revenue from sales of iTotal CR, iDuo and iUni decreased $1.6 million to $13.6 million, or 10% year-over-year on a reported basis and 12% on a constant currency basis. The decrease in product revenue was primarily in Germany, including the partial knee reimbursement rate change and weakness in iTotal CR sales.

Total gross profit increased $2.3 million to $8.8 million, or 45% of revenue, in the first quarter of 2018, compared to $6.5 million, or 32% of revenue, in the first quarter of 2017. This 1,300 basis point increase in gross margin year-over-year was driven mostly by cost reductions as a result of vertical integration and manufacturing efficiencies and higher year-over-year average selling prices, partly due to a favorable foreign exchange impact.

Total operating expenses decreased $2.6 million to $21.2 million, or 11% year-over-year. This decrease in expenses was driven primarily by a reduction in general and administrative expense.

Net loss was $12.0 million, or $0.22 per basic share, in the first quarter of 2018, compared to a net loss of $17.2 million, or $0.40 per basic share, for the same period last year. Net loss per basic share calculations assume weighted-average basic shares outstanding of 54.7 million for the first quarter of 2018, compared to 42.9 million for the same period last year.

As of March 31, 2018, cash and cash equivalents and investments totaled $57.3 million, compared to $45.2 million as of December 31, 2017. On January 29, 2018, the Company closed its follow on public offering of Company common stock, in which the Company received $23 million in gross proceeds, or $21.6 million in net proceeds, before legal and accounting expenses, from the sale of 15,333,333 shares of the Company’s common stock. This included an offering of 13.3 million shares of stock plus the exercise by our underwriters of the full overallotment, or Greenshoe, of 2 million shares.

Note on Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides certain information regarding the Company's financial results or projected financial results on a non-GAAP "constant currency basis." This information estimates the impact of changes in foreign currency rates on the translation of the Company's current or projected future period financial results as compared to the applicable comparable period. This impact is derived by taking the adjusted current or projected local currency results and translating them into U.S. Dollars based upon the foreign currency exchange rates for the applicable comparable period. It does not include any other effect of changes in foreign currency rates on the Company's results or business. Non-GAAP information is not a substitute for, and is not superior to, information presented on a GAAP basis.

Conference Call

As previously announced, Conformis will conduct a conference call and webcast today at 4:30 PM Eastern Time. Management will discuss financial results and strategic matters. To participate in the conference call, please call 877-809-6331 (or 615-247-0224 for international) and use conference ID number 1695267 or listen to the webcast in the investor relations section of the company's website at ir.conformis.com. The online archive of the webcast will be available on the company's website for 30 days.

About Conformis, Inc.

Conformis is a medical technology company that uses its proprietary iFit Image-to-Implant technology platform to develop, manufacture and sell joint replacement implants that are individually sized and shaped, or customized, to fit each patient's unique anatomy. Conformis offers a broad line of customized knee implants and pre-sterilized, single-use instruments delivered in a single package to the hospital. In clinical studies, Conformis iTotal CR demonstrated superior clinical outcomes, including better function and greater patient satisfaction, compared to traditional, off-the-shelf implants. Conformis owns or exclusively in-licenses issued patents and pending patent applications that cover customized implants and patient-specific instrumentation for all major joints.

For more information, visit www.conformis.com. To receive future releases in e-mail alerts, sign up at http://ir.conformis.com/.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this press release about our future expectations, plans and prospects, including statements about the anticipated timing of our product launches, and our financial position and results, total revenue, product revenue, gross margin, operations, as well as other statements containing the words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential,"

"predict," "project," "should," "target," "will," or "would" and similar expressions, constitute forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. We may not actually achieve the forecasts disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual financial results could differ materially from the projections disclosed in the forward-looking statements we make as a result of a variety of risks and uncertainties, including risks related to our estimates and expectations regarding our revenue, gross margin, expenses, revenue growth and other results of operations, and the other risks and uncertainties described in the "Risk Factors" sections of our public filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent our views as of the date hereof. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof.

CONTACT:
Investor contact
Oksana Bradley
ir@conformis.com
(781) 374-5598

CONFORMIS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited)
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2018	2017

Revenue
Product	$19,483	$20,379
Royalty	173	76
Total revenue	19,656	20,455
Cost of revenue	10,869	13,960
Gross profit	8,787	6,495

Operating expenses
Sales and marketing	10,411	10,816
Research and development	4,694	4,560
General and administrative	6,140	8,458
Total operating expenses	21,245	23,834
Loss from operations	(12,458)	(17,339)

Other income and expenses
Interest income	140	103
Interest expense	(735)	(307)
Foreign currency exchange transaction income	1,085	390
Total other expenses	490	186
Loss before income taxes	(11,968)	(17,153)
Income tax provision	33	7

Net loss	$(12,001)	$(17,160)

Net loss per share - basic and diluted	$(0.22)	$(0.40)
Weighted average common shares outstanding - basic and diluted	54,741,828	42,874,743

CONFORMIS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31, 2018	December 31, 2017
Assets	(unaudited)
Current Assets
Cash and cash equivalents	$38,078	$18,348
Investments	19,204	26,880
Accounts receivable, net	12,089	13,200
Inventories	8,179	9,184
Prepaid expenses and other current assets	2,231	2,246
Total current assets	79,781	69,858
Property and equipment, net	16,890	16,514
Other Assets
Restricted cash	462	462
Intangible assets, net	185	210
Goodwill	6,731	6,731
Other long-term assets	23	23
Total assets	$104,072	$93,798

Liabilities and stockholder's equity
Current liabilities
Accounts payable	$4,391	$4,891
Accrued expenses	9,022	7,720
Deferred revenue	—	305
Total current liabilities	13,413	12,916
Other long-term liabilities	648	651
Deferred tax liabilities	20	37
Deferred revenue	—	4,014
Long-term debt, less debt issuance costs	29,694	29,667
Total liabilities	43,775	47,285
Commitments and contingencies	—	—
Stockholders' equity
Preferred stock, $0.00001 par value:
Authorized: 5,000,000 shares authorized at March 31, 2018 and December 31, 2017; no shares issued and outstanding as of March 31, 2018 and December 31, 2017	—	—
Common stock, $0.00001 par value:
Authorized: 200,000,000 shares authorized at March 31, 2018 and December 31, 2017; 60,838,526 and 45,528,519 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	1	—
Additional paid-in capital	508,767	486,570
Accumulated deficit	(444,303)	(436,821)
Accumulated other comprehensive loss	(4,168)	(3,236)
Total stockholders' equity	60,297	46,513
Total liabilities and stockholders' equity	$104,072	$93,798